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Exhibit 10.13

                       AMENDMENT TO MASTER LEASE AGREEMENT


                  THIS AMENDMENT TO MASTER LEASE AGREEMENT ("Amendment") is dated as of October 1, 2000 between HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware "HCRI" and "Landlord"), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, and BALANCED CARE AT MERRILLVILLE, INC., a corporation organized under the laws of the State of Delaware ("Tenant") having its chief executive office located at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055.

                                 R E C I T A L S

                  A. Landlord and Tenant entered into a Master Lease Agreement of even date ("Lease") of the Leased Property (as defined in the Lease).

                  B. In the case of the Merrillville Facility (as defined in the Lease), Landlord originally leased the Merrillville Facility to Summerville Assisted Living, Inc. ("Prior Tenant"). Landlord and Tenant are entering into the Lease following Landlord's termination of the Leasehold Interest of Prior Tenant. To avoid interruption of the operation of the Merrillville Facility, Tenant agreed to enter into the Lease without the opportunity to do a full and complete due diligence investigation of the Merrillville Facility. As a result of these circumstances, Landlord and Tenant have agreed to make certain modifications to the Lease.

                  C. Landlord and Tenant desire to amend the Lease as set forth herein.

                     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                  1. Definitions. Any capitalized terms not defined in this Amendment shall have the meaning set forth in the Lease.

                  2. Tenant's Obligations. The definition of "Tenant's Obligations" in Section 1.4 of the Lease is hereby amended to read in its entirety as follows:



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                     "Tenant's Obligations" means all payment and performance
                     obligations of Tenant under this Lease, the Working Capital Loan, and all documents executed by Tenant in connection with this Lease or the Working Capital Loan.

                  3. Working Capital Loan. Section 1.4 of the Lease is hereby amended to add the following:

                     "Working Capital Loan" means the loan extended by HCRI to Tenant for working capital purposes.

                  4. Rent. Section 2.1 of the Lease is hereby amended to add the following subsections (a) and (b):

                     (a) During Lease Years 1-3 inclusive, Tenant shall pay the Base Rent in an amount calculated as if the Lease Rate equaled five percent (5%) per annum, computed using the 365/360 method and the balance of the Base Rent shall be deemed to be a Lease Advance.

                     (b) On or before the 15th day of each month commencing with the month following the Commencement Date and continuing through the end of Lease Year 3, Tenant shall [i] pay all its Net Cash Flow to Landlord; and [ii] deliver to Landlord a reconciliation statement of the gross revenues, operating expenses, management fee, and Working Capital Loan debt service, including calculation of the aggregate Net Cash Flow. As used herein, "Net Cash Flow" means the gross revenue of Tenant arising from the Facility as reflected on the income statement of Tenant minus [i] the operating expenses for the Facilities (including payroll taxes); [ii] the management fees actually paid by Tenant as provided herein; [iii] amounts paid to Landlord under the Working Capital Loan; and [iv] amounts paid to Landlord pursuant to
                     Section 2.1(a) above. Landlord



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                     shall apply the Net Cash Flow payments first to reduce the
                     Lease Amount to the extent Lease Advances have been made pursuant to Section 2.1(a), second to the outstanding balance of the Loan in the manner provided in the Loan Agreement, and third to Tenant.

                  5. Impositions. Article 3 of the Lease is hereby amended to provide that Tenant shall only be responsible for payment of Impositions and utilities on or after the Contract Date.

                  6. Tenant's Indemnification. Section 5.1 of the Lease is hereby amended to exclude claims [i] arising from Landlord's negligence and willful misconduct from the matters subject to Tenant's indemnity obligation; and [ii] acts of any prior tenant. Landlord acknowledges and agrees that for purposes of this section, prior tenants of the Facility will not be deemed to be parties claiming through Tenant.

                  7. Environmental Indemnification. Clause [i] of Section 5.2.1 of the Lease is hereby amended to read as follows:

                     Hazardous Materials first introduced to the Leased Property prior to the Occupancy Date or subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated;

                  8. Acceptance of Leased Premises. Section 6.2 of the Lease is hereby amended to delete clauses [i], [ii], and [v].

                  9. Default. Section 8.1 of the Lease is hereby amended to add the following subsection (l):

                     (l) Tenant fails to perform any obligations under the note evidencing the Working Capital Loan or the loan agreement executed in connection with the Working Capital Loan.

                  10. Early Option Period. Article 13 of the Lease is hereby amended to add the following Section 13.6:




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                     Notwithstanding any provision to the contrary contained in this Article 13, Tenant may exercise the Option to Purchase the Merrillville Facility during Lease Years 4-7, inclusive ("Early Option Period") subject to the same terms and conditions of this Article 13 except that [i] the required Purchase Notice shall be given at any time during the Early Option Period; and [ii] the Option Price shall be the greater of [a] the applicable Base Amount increased by 50% of the amount of any Lease Advance for capital expenditures and 100% of the amount of any other Lease Advance (excluding the Initial Lease Advance) ("Base Price"); or [b] the sum of [1] the Base Price plus [2] the lesser of [A] $400,000.00 and [B] the difference between the Fair Market Value and the Base Price. For purposes of this section, the Base Amount for Lease Year 4 shall be $5,500,000.00; Lease Year 5 shall be $5,150,000.00. Lease
                     Year 6 shall be $4,750,000.00; and Lease Year 7 shall be $4,360,000.00.

                     After the expiration of the Early Option Period, Tenant's Option to Purchase shall be governed solely by Section 13.1-Section 13.5.

                  11. Management Agreement. Article 14 of the Lease is hereby amended to add the following Section 14.11:

                     Any management agreement entered into by Tenant is subject to the prior approval of Landlord, which approval will not be unreasonably withheld. Landlord has approved the Management Agreement to be entered into between Manager and Tenant.

                  12. No Debt. Section 14.1 of the Lease is hereby amended to add the following clause: "[iii] indebtedness in favor of Landlord under the Working Capital Loan".



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                  13. Compliance With Lease Documents. Section 15.4 of the Lease
is hereby amended to add the following:

                     Notwithstanding any provisions to the contrary in the Lease or any other Lease Documents, Landlord shall not hold Tenant responsible for, or declare a default based on, the Facility's noncompliance with any provisions relating to the Facility contained under the Lease or any other Lease Documents, caused by or arising from the actions or failure to act of the Prior Tenant or existing on the Occupancy Date provided that Tenant gives Landlord notice of the noncompliance promptly following discovery of such noncompliance. Upon each anniversary of the Occupancy Date, Tenant shall notify Landlord in writing of the status of any matters that have arisen under this section and Landlord and Tenant shall endeavor in good faith to develop a mutually acceptable plan to achieve compliance.

                  14. Cash Flow. Section 15.7.1(a)[iv] of the Lease is hereby amended to read in its entirety as follows:

                     [iv] the amount of the provision for Rent payments, and interest and lease payments, if any, and principal and interest payments for the Working Capital Loan;

                  15. Coverage Ratio. Section 15.7.2 of the Lease is hereby amended to read in its entirety as follows:

                     Tenant shall maintain a Coverage Ratio of not less than
                     1.25 to 1.00 commencing with the first fiscal quarter following the third anniversary of the Commencement Date and for each fiscal quarter thereafter.

                  16. Occupancy Census; Net Operating Income. The Lease is hereby amended to add Exhibit J attached to this



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Amendment. In addition, Article 15 of the Lease is hereby amended to add a new
Section 15.7.6 as follows:

                     During Lease Years 1-3, inclusive, the Facility shall maintain an occupancy census and net operating income equal to or greater than the amounts contained on Exhibit J.

                  17. Licenses. Article 15 is hereby amended to add the following Section 15.9:

                     15.9 Licenses. Tenant shall apply for the appropriate license to operate the Facility within 30 days after the Occupancy Date. Tenant shall also deliver all required notices to the appropriate licensing authorities within the time periods required by law. Tenant shall deliver copies of the foregoing applications and notices to Landlord promptly following submission and shall deliver to Landlord copies of the licenses following issuance to Tenant.

                  18. Subleases. Section 18.1 is hereby amended to add the following:

                     Notwithstanding the forgoing, Tenant may enter into a Management Agreement for the Facility that will terminate upon issuance of a license to Tenant to operate the Facility.

                  19. Representations and Warranties. Article 22 of the Lease is hereby amended to [i] delete subsection 22.6 (Condition of Facility), 22.7 (Compliance with Laws), 22.8 (No Litigation) (Facility representations only), 22.15-19 (Parties in Possession, Access, Utilities, Condemnation and Assessments, and Zoning), 22.21 (Environmental Matters), and 22.23 (No Default); and [ii] make all representations and warranties effective as of the Occupancy Date. The representations and warranties contained in Section 22.4 shall be limited to Governmental Authorizations relating to licensure only.

                  20. Capital Expenditures. Article 25 of the Lease is hereby amended to add the following Section 25.28:



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                     25.28 Capital Expenditures. Landlord shall provide funds in the amount of up to $100,000.00 for Facility capital expenditures ("Capital Expenditures Allocation"). Disbursement of the Capital Expenditures Allocation is subject to Landlord's reasonable approval of the scope of work, budget, construction and disbursement schedules, contractor and construction agreements as submitted by Tenant.

                             (a) Disbursement. Tenant shall provide a collateral
                     assignment of any construction contract to Landlord and the contractor shall consent to the assignment. Landlord shall make disbursement to Tenant from time to time up to the amount of the Capital Expenditures Allocation, provided, for each disbursement, no Event of Default has occurred and is continuing. Disbursements will be made at least eight business days but not more than 12 business days following Tenant's request and delivery to Landlord of such documentation as Landlord shall reasonably request concerning the disbursement, including but not limited to a description of the work and an estimate of the cost of the work to be performed. Each disbursement of the Capital Expenditures Allocation shall be a Lease Advance.

                  21. Prior Tenant Obligations. Article 25 of the Lease is hereby amended to add the following Section 25.29:

                     25.29 Landlord's Indemnification.

                     25.29.1 Provided Tenant complies with Section 25.29.2 and subject to terms of Section 25.29.2, Landlord shall indemnify and hold harmless Tenant, and any successor or assignee of Tenant, from and against any and all demands, claims causes of action, fines,




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                     penalties, damages (including consequential damages),
                     losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorney's fees, court costs, and the costs set forth in Section 8.7) that Tenant may incur, or become responsible for, as a result of a claim by any person or entity, based upon, or arising out of [i] obligations of Prior Tenant to pay amounts owed to an equipment lessor or lender for equipment at the Facility ("Equipment Claims"); [ii] obligations of Prior Tenant to pay amounts owed to a vendor providing goods and services to the Facility, including but not limited to utility providers ("Vendor's Claims"); [iii] a resident's occupancy of the Facility prior to the date that Tenant took occupancy of the Facility, including but not limited to attorneys fees, in connection with litigation filed against Tenant or Guarantor or any of their respective representatives, employees or agents in connection with any litigation or claim filed in connection with Virginia Kennedy, a resident at the Facility; [iv] the use, maintenance, operation and occupancy of the Facility prior to the Occupancy Date; or [v] any claim or lien by any governmental or quasi-governmental unit, body or agency or any third party for [a] clean-up costs or other costs pursuant to any violation of Environmental Laws arising from a release that occurred prior to the Occupancy Date, or [b] costs pursuant to a violation of any Legal Requirement that occurred prior to the Occupancy Date or the condition of the Facility existing prior to the Occupancy Date ("Facility Claim").



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                     25.29.2 Landlord's obligation to indemnify Tenant under
                     Section 25.29.2 is subject to and conditioned upon [i] with respect to an Equipment Claim and a Vendor Claim, Tenant's entering into new equipment contracts/leases and new vendor contracts and not assuming the existing equipment contract/lease or vendor contract giving rise to the Equipment or Vendor Claim; [ii] with respect to any claim hereunder, Tenant's maintaining insurance coverage as required under the terms of this Lease; [iii] with respect to any claim hereunder, Tenant's pursuing any and all available insurance coverage; [iv] with respect to any claim hereunder, Tenant's diligently pursuing a defense of any claim; and [v] with respect to a Facility Claim, Tenant's diligently investigating the condition of the Facility after the Occupancy Date and promptly notifying Landlord of any potential problems.

                  22. Exhibits. Tenant and Landlord acknowledge that Exhibits D and I of the Lease are preliminary or incomplete based on information provided by Prior Tenant. Consequently, Tenant shall provide updated exhibits to Landlord within 120 days after the Occupancy Date. Upon Landlord's approval of the exhibits, the Lease shall be deemed amended to include the updated exhibits.

                  23. Records. Landlord has delivered to Tenant certain documents and reports in the possession of Landlord, its professionals or agents, in connection with the operation of the Facility ("Records"). Tenant acknowledges that Landlord does not verify the accuracy of the Records and the Records were delivered pursuant to a confidentiality letter agreement between Landlord and Tenant.

                  24. Cooperation. Landlord does hereby covenant to reasonably cooperate with Tenant in effectuating a re-licensure of the Facility and a smooth and orderly transition of the operations thereof from the Prior Tenant to Tenant.

                  25. Scope of Amendment. The terms of this Amendment applicable to the "Facility" or the "Leased Property" apply only




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to the Merrillville Facility. To the extent that the Lease is amended to include additional properties, this Amendment shall not apply to such properties unless specifically provided in such amendment.

                  26. Affirmation. Except as specifically modified by this amendment, the terms and provisions of the Lease are hereby affirmed and shall remain in full force and effect.

                  27. Binding Effect. This Amendment will be binding upon and inure to the benefit of the successors and permitted assigns of Landlord and Tenant.

                  28. Further Modification. The Lease may be further modified only by writing signed by Landlord and Tenant.

                  29. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof, but all of which will constitute one and the same document.

                  30. Consent of Guarantor. This Amendment shall have no force or effect unless and until each Guarantor has executed the Consent of Guarantor set forth below.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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                  IN WITNESS WHEREOF, Landlord and Tenant have executed this
Amendment as of the date first set forth above.

Signed and acknowledged
in the presence of                           HEALTH CARE REIT, INC.

Signature /s/ Rita J. Rogge                  By: /s/ Erin C. Ibele
Print Name Rita J. Rogge
                                             Title: Vice President and
Signature /s/ Kathleen A. Sullivan                  Corporate Secretary
Print Name Kathleen A. Sullivan


                                             BALANCED CARE AT MERRILLVILLE, INC.

Signature /s/ Lorie A. Taylor                By: /s/ Robin L. Barber
Print Name Lorie A. Taylor                           Robin L. Barber
                                             Title: Vice President and
Signature /s/ Robyn Cronin                          Secretary
Print Name Robyn Cronin

STATE OF OHIO                  )
                               ) SS:
COUNTY OF LUCAS                )

                  The foregoing instrument was acknowledged before me this 7th day of November, 2000 by Erin C. Ibele, the Vice President and Corporate Secretary of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.

                                             /s/ Rita J. Rogge
                                             Notary Public


My Commission Expires:_____________________                   [SEAL]




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COMMONWEALTH OF PENNSYLVANIA        )
                                    ) SS:
COUNTY OF CUMBERLAND                )

                  The foregoing instrument was acknowledged before me this 1st day of November, 2000 by Robin L. Barber, the Vice President and Secretary of Balanced Care at Merrillville, Inc., a Delaware corporation, on behalf of the corporation.

                                                /s/ Jaynelle D. Covert
                                                Notary Public

My Commission Expires: June 21, 2004                             [SEAL]


THIS INSTRUMENT PREPARED BY:

Cynthia L. Rerucha, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio 43624


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                              CONSENT OF GUARANTOR

                  In connection with the Unconditional and Continuing Guaranty ("Guaranty") made by the undersigned Guarantor in favor of Landlord dated as of October 1, 2000, the undersigned Guarantor hereby [i] consents to the foregoing Amendment to Master Lease Agreement ("Amendment"), [ii] agrees to be bound by the terms and provisions of the Amendment to the extent applicable to the undersigned pursuant to its Guaranty, [iii] affirms the Guaranty which shall remain in full force and effect, and [iv] waive any suretyship defenses arising in connection with the Amendment. All capitalized terms not defined herein shall have the meaning set forth in the foregoing Amendment.


                                              BALANCED CARE CORPORATION

                                              By: /s/Robin L. Barber
                                              Robin L. Barber
                                              Title: Senior Vice President,
                                              Legal Counsel and Assistant
                                              Secretary